UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 25, 2016

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

              8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 25, 2016, the Company sold an aggregate of $300,000 of its securities consisting of 10% Senior Secured Promissory Notes (“Notes”) for a purchase price equal to the principal amount of the Notes.  For every $1.00 in principal amount of Note, each investor will receive one warrant (“Warrant”) exercisable for 12 months to purchase one share of common stock at an exercise price of $0.75 per share.  The Notes were sold in connection with a private offering of Units being undertaken by the Company in the aggregate amount of up to $1,000,000, on a best efforts basis.  The form of Note is filed herewith as Exhibit 99.1.  The Notes are due and payable 12 months from the date of issue, (the “Maturity Date”).  The Notes are secured by a senior Security Agreement covering the Company’s tangible and intangible assets.  Each investor will be required to be bound by an Agreement Among Lenders pursuant to which the rights of investors under the Notes and Security Agreement will be governed by investors holding a Majority in Interest in the Notes.

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 7.01

REGULATION FD DISCLOSURE

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Healthcare REIT, Inc., a Utah corporation (the "Company"), effective November 25, 2016:

a.

On November 25, 2016, Global Healthcare REIT, Inc. (the “Company”), sold an aggregate of $300,000 of its securities consisting of Units, each Unit comprised of a 10% Senior Secured Promissory Notes (“Notes”) and one Warrant for every $1.00 in principal amount of Note. The purchase price for the Units is equal to the principal amount of the Notes as reflected in Item 2.03 above.  Each Warrant is exercisable for 12 months to purchase a share of common stock at an exercise price of $.75 per share.  The Warrants have a cashless exercise provision.

b.

The Notes and Warrants were sold to three investors, each of whom qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").

c.

The Company paid no fees or commissions in connection with the issuance of the Units.

d.

The issuance of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investors each qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investors obtained all information regarding the Company that each requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.

Not applicable.

ITEM 9.01:

FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1 10.2	Form of Security Agreement Form of Agreement Among Lenders
99.1	Form of Promissory Note

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: November 29, 2016	/s/ Lance Baller Lance Baller, Interim CEO

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